Exhibit 10(m)
       1.

                   GRANTOR TRUST AGREEMENT


          THIS AGREEMENT, made as of the 16th day of November, 1993, by and between THE BANK OF NEW YORK COMPANY, INC., a corporation organized and existing under the laws of the State of New York (hereinafter referred to as the "Com-pany"), and UNITED STATES TRUST COMPANY OF NEW YORK, a cor-poration organized and existing under the laws of the State of New York (hereinafter referred to as the "Trustee"),
                    W I T N E S S E T H :
          WHEREAS, the Company is obligated under certain executive compensation plans and agreements, which are listed on Exhibit I hereto (the "Plans"), to make payment of certain amounts to current employees of the Company and its sub-sidiaries (the "Participants") under certain circumstances; and
          WHEREAS, the Company wishes to provide a separate source of funds to enable payment of such amounts to certain Participants who are intended to be covered by this Agreement (the "Covered Participants"); and
          WHEREAS, the Trustee is not a party to the Plans and makes no representations with respect thereto, and all representations and recitals with respect to the Plans shall be deemed to be those of the Company;
          NOW, THEREFORE, the Company and the Trustee agree as follows:

       2.
          FIRST:    Definition of Change in Control.  For
purposes of this Agreement, a "Change in Control" shall be deemed to occur if (i) a change in control of the Company would be required to be reported in response to item 1(a) of the Current Report of Form 8-K, as in effect on the date hereof, pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");
(ii) any "person" within the meaning of Section 14(d) of the Exchange Act (x) becomes the "beneficial owner" as defined in Rule 13d-3 under the Exchange Act, directly or indirectly, of more than 25% of the then combined voting power of the out-standing securities of the Company ordinarily having the right to vote at the election of directors ("Voting Secu-rities"), otherwise than through a transaction or trans-actions arranged by, or consummated with the prior approval of, the Board of Directors of the Company, or (y) acquires by proxy or otherwise the right to vote for the election of directors, for any merger or consolidation of the Company or for any other matter or question more than 35% of the then outstanding voting securities of the Company, otherwise than through an arrangement or arrangements consummated with the prior approval of the Board of Directors of the Company; or
(iii) during any two-year period, individuals who constitute the Board of Directors of the Company (the "Incumbent Board") as of the beginning of the period cease for any reason to

       3.

constitute at least a majority thereof, provided that any person becoming a director during such period whose election or nomination for election by the Company's stockholders was approved by a vote of at least three-quarters of the Incum-bent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director without objection to such nomina-
tion) shall be, for purposes of this clause (iii), considered as though such person were a member of the Incumbent Board.
          Notwithstanding the foregoing, for purposes of this Agreement, the Trustee shall not be deemed to have knowledge that a Change in Control has occurred until it has received written notice thereof from the Company or a Covered Participant.
          SECOND:   Creation of Trust.  (a)  The Company
hereby establishes with the Trustee and the Trustee hereby accepts a trust consisting of such cash, Letters of Credit (as defined herein) or other property acceptable to the Trustee as shall be paid or delivered to the Trustee from time to time (hereafter called the "Fund"). The Company may, in its discretion, deliver to the Trustee one or more irrevocable letters of credit, which shall be substantially in the form of Exhibit II hereto (referred to hereinafter as the "Letters of Credit"). Each Letter of Credit shall name the Trustee as beneficiary and shall provide that any notices

       4.

to the Trustee thereunder shall be sent to it at the address specified in Article TENTH.
          (b) The Trustee shall hold the Fund in trust and manage and administer it in accordance with the terms and provisions of this Agreement.
          (c) The trust created herein is intended to be a Grantor Trust under the provisions of Sections 671 through 677 of the Internal Revenue Code.
          (d) The Company may, prior to a Change in Control, revoke the trust by written notice to the Trustee. Upon such revocation, the Trustee shall cancel all Letters of Credit, the trust shall terminate and all assets of the Fund, after payment of any unpaid fees and expenses of the Trustee, shall be paid to the Company.
          (e) After a Change in Control, the trust shall become irrevocable and shall be held for the exclusive purpose of providing benefits to Covered Participants in accordance with the provisions of this Agreement.
          THIRD: Payments from Fund. (a) The Company shall provide the Trustee with a schedule (the "Payment Schedule") of Participants, indicating (i) the amount payable to or in respect of each Covered Participant upon such Covered Par-ticipant's termination of employment or providing formulae, or instructions, acceptable to the Trustee, utilizing readily determinable and objective information, for determining such

       5.

amounts, (ii) the form in which such amount is to be paid (as provided for or available under the Plans), and (iii) the time for commencement of such payment. As appropriate, based upon the terms of the Plans and the implementation of those terms by the Company, and at least annually, the Company shall adjust the amounts payable to or in respect of Participants, shall add or delete Participants at any time prior to a Change in Control and, if appropriate, shall change the formulae or instructions for determining such amounts (provided such formulae or instructions are acceptable to the Trustee) by submitting a new or amending the existing Payment Schedule. The Company shall provide promptly to each Covered Participant the information on the Payment Schedule pertaining to that Covered Participant, including all changes and adjustments. In the event of any change in the Payment Schedule after a Change in Control or if after a Change in Control the Payment Schedule is not adjusted or changed at a time when a Covered Participant believes it should, the Covered Participant affected thereby shall have the right, if he disagrees with such adjustment or change or failure to make an adjustment or change, to furnish information to the Trustee concerning the appropriate amount payable to the Covered Participant. The Trustee shall be obligated to pay from the Fund amounts based upon a Payment Schedule as adjusted, if applicable, to reflect information

       6.

supplied by the Covered Participant. After a Change in Control, no additions to or deletions from the list of Covered Participants shall be permitted.
          (b) The Trustee shall create a separate account (the "Account") in the Fund for each Covered Participant. At the time of each contribution to the Fund or establishment and delivery to the Trustee of a Letter of Credit, the Company shall designate in writing the allocation among the Accounts of such contribution and Letter of Credit. The Trustee shall hold all Accounts as a consolidated single fund. The Fund shall be revalued by the Trustee as of the last business day of each calendar quarter at current market values, as determined by the Trustee. For valuation purposes, a Letter of Credit shall be deemed to have a fair market value equal to the remaining amount available for draw under the Letter of Credit on the last business day of the applicable calendar quarter. Net investment gains and losses shall be allocated by the Trustee proportionately among the Accounts as of the end of each calendar quarter based on the value of the Accounts as of the last business day of the preceding calendar quarter. The Trustee shall maintain a record of the value of each Account based on the aggregate value of the Trust Fund, the information provided by the Company as to its contributions and its establishment and delivery of Letters of Credit with respect to each Account

       7.

and any payments therefrom. To the extent an amount remains credited to a Covered Participant's Account after the Company's liability to him under all Plans has been paid in full, such excess shall, as of the end of the calendar quarter in which final payment has been made, be reallocated to the Accounts of all other Covered Participants in proportion to the amounts credited to the Accounts of such Covered Participants, unless the Company directs the Trustee, prior to a Change in Control, to cancel or reduce a Letter of Credit allocated to the Covered Participant's Account in an amount equal to such excess. Notwithstanding the amount credited to a Covered Participant's Account pursuant to this paragraph, in no event shall a Covered Participant be entitled to payment hereunder of more than the Company's liability to him under the Plans.
          (c)(1) In the event it shall be determined prior to a Change In Control that any Covered Participant is sub-ject to any tax under the terms of the trust created here-under, then the Trustee, upon receipt of written direction from the Company, shall make payments from the Fund to such persons, in such manner and in such amounts as the Company shall direct, for purposes of paying the amount of federal, state and local tax and interest and any penalties thereon which such Covered Participant may incur arising out of such determination. In the event such a determination is made

       8.

after a Change In Control occurs, then the Trustee shall make payments from the Fund to such Covered Participant for the purposes set forth in the preceding sentence upon notice thereof from the Covered Participant.
          (2) Any payment from the Fund pursuant to Sec-tion (c)(1) of this Article shall be charged to the Accounts of those Participants to whom (or on whose behalf) such a distribution is made, under the appropriate Plan or Plans.
          (d) The Company may, by notice to the Trustee prior to a Change in Control, direct the Trustee to pay the Company such amount as is specified in the notice, cancel one or more Letters of Credit as specified in the notice, or reduce one or more Letters of Credit by such amount as is specified in the notice. In addition, such notice shall set forth the Account or Accounts which shall be debited with respect to such payment, cancellation or reduction. If the amount which would remain in the Fund after any such payment would be less than the unpaid fees and expenses of the Trustee, then the Trustee may deduct such fees and expenses from the payment that would otherwise be made to the Company.
          (e) Any direction, designation or notice by the Company required under this Article shall be in writing. Any direction by the Company with respect to a payment from the Fund shall be accompanied by a certification by the Company that the payment directed is in conformity with Article

       9.

THIRTEENTH hereof. The Trustee shall not be liable in any way for any payment made pursuant to any such direction of the Company. In addition, the Trustee shall not be liable in any way for any payment made based on information supplied to it by the Company.
          FOURTH: (a) Management of Assets of Fund. Sub-ject to paragraph (b) of this Article, the Trustee, prior to a Change In Control, shall have exclusive authority and discretion to manage and control the assets of the Fund, other than Letters of Credit, and pursuant to such authority and discretion may exercise from time to time and at any time power:
          (i) To invest and reinvest the Fund, without distinction between principal and income, in shares of stock (whether common or preferred) or other evidences of ownership, bonds, debentures, notes or other evidences of indebtedness, unsecured or secured by mortgages on real or personal property wherever situated (including any part interest in a bond and mortgage or note and mortgage whether insured or uninsured) and other property, or part interest in property, real or personal, foreign or domestic, whether or not productive of income or consisting of wasting assets, and in order to reduce the rate of interest rate fluctuations, contracts, as either buyer or seller, for the future

       10.

     delivery of United States Treasury securities and com-parable United States Government-backed securities;
         (ii) To sell, convey, redeem, exchange, grant options for the purchase or exchange of, or otherwise dispose of, any real or personal property, at public or private sale, for cash or upon credit, with or without security, without obligation on the part of any person dealing with the Trustee to see to the application of the proceeds of or to inquire into the validity, expediency or propriety of any such disposition;
        (iii) To manage, operate, repair and improve, and mortgage or lease for any length of time any real prop-erty held in the Fund; to renew or extend any mortgage, upon any terms the Trustee may deem expedient; to agree to reduction of the rate of interest or any other modi-fication in the terms of any mortgage or of any guar-antee pertaining to it; to enforce any covenant or condition of any mortgage or guarantee or to waive any default in the performance thereof; to exercise and enforce any right of foreclosure; to bid in property on foreclosure; to take a deed in lieu of foreclosure with or without paying consideration therefor and in connec-tion therewith to release the obligation on the bond secured by the mortgage; and to exercise and enforce in any action, suit or proceeding at law or in equity any

       11.

     rights or remedies in respect of any mortgage or guarantee;
         (iv) To exercise, personally or by general or limited proxy, the right to vote any shares of stock, bonds or other securities held in the Fund; to delegate discretionary voting power to trustees of a voting trust for any period of time; and to exercise, personally or by power of attorney, any other right appurtenant to any securities or other property of the Fund;
          (v) To join in or oppose any reorganization, recapitalization, consolidation, merger or liquidation, or any plan therefor, or any lease, mortgage or sale of the property of any organization the securities of which are held in the Fund; to pay from the Fund any assess-ments, charges or compensation specified in any plan of reorganization, recapitalization, consolidation, merger or liquidation; to deposit any property with any committee or depositary; and to retain any property allotted to the Fund in any reorganization, recapital-ization, consolidation, merger or liquidation;
         (vi) To exercise or sell any conversion or sub-scription or other rights appurtenant to any stock, security or other property held in the Fund;
        (vii) To borrow from any lender (other than the Trustee in its individual capacity or the Company or any

       12.

     of its affiliates) money, in any amount and upon any reasonable terms and conditions, for purposes of this Agreement, and to pledge or mortgage any property held in the Fund to secure the repayment of any such loan;
        (viii) To compromise, settle or arbitrate any claim, debt, or obligation of or against the Fund; to enforce or abstain from enforcing any right, claim, debt or obligation; and to abandon any property determined by it to be worthless; and
         (ix) To make loans of securities held in the Fund to registered brokers and dealers upon such terms and conditions as are permitted by applicable law and regu-lations, and in each instance to permit the securities so lent to be registered in the name of the borrower or a nominee of the borrower, provided that in each instance the loan is adequately secured and neither the borrower nor any affiliate of the borrower has discre-tionary authority or control with respect to the assets of the Fund involved in the transaction or renders investment advice with respect to those assets.
          (b) The Company shall deliver to the Trustee each Letter of Credit established for the Fund as executed by the bank issuing such credit. On the last business day of each month, the Trustee shall draw on the Letters of Credit to the extent the assets of the Fund are not sufficient to make

       13.

payments required to be made under the Payment Schedule during the next six months. Amounts received on the draw of any Letter of Credit shall reduce the allocation of the Letter of Credit to those Covered Participants for whom such Letter of Credit was previously allocated and shall be allo-cated to the Accounts of such Covered Particiipants as if such amounts were contributions to the Fund.
          If the Trustee receives written notice prior to the expiration or cancellation of a Letter of Credit from the bank which issued such Letter of Credit, referencing the Letter of Credit by number, signed by an officer of such bank, and stating that such Letter of Credit is due to expire and has not been extended, or is being cancelled (other than a cancellation pursuant to paragraph (d) of Article THIRD), the Trustee shall draw on such Letter of Credit to the full extent thereof prior to the expiration of such Letter of Credit (but in no event earlier than the fifth business day prior to such expiration) unless, prior to taking such action, the Trustee has received a replacement Letter of Credit or cash or other property in at least the remaining amount available to be drawn under the Letter of Credit which is due to expire or is being cancelled.
          The Trustee shall have no obligation to earn any income with respect to any Letters of Credit which are held by it as part of the Fund. In the event that the Trustee

       14.

shall resign or be removed, and a successor trustee shall be appointed hereunder, the rights and obligations of the Trustee under each Letter of Credit shall automatically become the rights and obligations of the successor trustee, and the Trustee shall have no further rights, duties, obli-gations or liabilities with respect to any Letter of Credit.
          (c) After a Change In Control occurs and subject to paragraph (g) of Article SIXTH hereof, the Trustee shall invest and reinvest the Fund, other than Letters of Credit, without distinction between principal and income, in direct obligations of the United States of America or agencies or instrumentalities thereof, obligations unconditionally and fully guaranteed as to principal and interest by the United States of America, and certificates of deposit and bankers' acceptances of a bank organized and existing under the laws of the United States of America or any State thereof which has a combined capital and surplus of at least $100,000,000, all having respective maturities of not more than one year when purchased.
          FIFTH: Administrative Powers. The Trustee shall have and in its sole and absolute discretion may exercise from time to time and at any time the following administra-tive powers and authority with respect to the Fund:
          (a) To continue to hold any property of the Fund whether or not productive of income; to reserve from

       15.

investment and keep unproductive of income, without liability for interest, cash temporarily awaiting investment and such cash as it deems advisable or as the Company from time to time may specify prior to a Change In Control in order to meet the administrative expenses of the Fund or anticipated distributions therefrom.
          (b) To hold property of the Fund in its own name or in the name of a nominee or nominees, without disclosure of the trust, or in bearer form so that it will pass by delivery, but no such holding shall relieve the Trustee of its responsibility for the safe custody and disposition of the Fund in accordance with the provisions of this Agreement; the Trustee's books and records shall at all times show that such property is part of the Fund; and the Trustee shall be absolutely liable for any loss occasioned by the acts of its nominee or nominees with respect to securities registered in the name of the nominee or nominees;
          (c) To organize and incorporate under the laws of any state it may deem advisable one or more corporations (and to acquire an interest in any such corporation that it may have organized and incorporated) for the purpose of acquiring and holding title to any property, interests or rights that the Trustee is authorized to acquire under Article FOURTH hereof;

       16.

          (d)  To employ in the management of the Fund
suitable agents, without liability for any loss occasioned by any such agents selected by the Trustee with the care, skill, prudence and diligence under the circumstances then pre-vailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims;
          (e) To make, execute and deliver, as Trustee, any deeds, conveyances, leases, mortgages, contracts, waivers or other instruments in writing that the Trustee may deem necessary or desirable in the exercise of its powers under this Agreement;
          (f) To hold and draw upon any Letter of Credit in accordance with paragraph (b) of Article FOURTH; and
          (g) To do all other acts that the Trustee may deem necessary or proper to carry out any of the powers set forth in Articles FOURTH, FIFTH and SIXTH hereof or otherwise in the best interests of the Fund.
          SIXTH: Annuity Contracts. (a) The Trustee, upon written direction of the Company prior to a Change In Con-trol, shall pay from the Fund such sums to such insurance company or companies as the Company may direct for the pur-pose of procuring individual or group annuity contracts for any retirement allowance payable under a Plan (hereinafter in this Article referred to as "Contracts"). The Company shall

       17.

prepare, or cause to be prepared in such form as it shall prescribe, the application for any Contract to be applied for. The Trustee shall receive and hold in the Fund, subject to the provisions hereinafter set forth in this Article, all Contracts so obtained.
          (b) The Trustee shall be the complete and absolute owner of Contracts held in the Fund and, upon written direc-tion of the Company prior to a Change In Control, shall have power, without the consent of any other person, to exercise any and all of the rights, options or privileges that belong to the absolute owner of any Contract held in the Fund or that are granted by the terms of any such Contract or by the terms of this Agreement. The Trustee shall have no discre-tion with respect to the exercise of any of the foregoing powers or to take any other action permitted by any Contract held in the Fund, but shall exercise such powers or take such action only upon the written direction of the Company prior to a Change In Control; the Trustee shall have no duty to exercise any of such powers or to take any such action unless and until it shall have received such direction. The Trustee, upon the written direction of the Company prior to a Change In Control, shall deliver any Contract held in the Fund to such person or persons as may be specified in the direction.

       18.

          (c) The Trustee shall hold in the Fund the pro-ceeds of any sale, assignment or surrender of any Contract held in the Fund and any and all dividends and other payments of any kind received in respect of any Contract held in the Fund.
          (d) Upon the written direction of the Company prior to a Change In Control, the Trustee shall pay from the Fund premiums, assessments, dues, charges and interest, if any, upon any Contract held in the Fund. After a Change In Control occurs, the Trustee shall pay from the Fund premiums, assessments, dues, charges and interest, if any, upon any Contract held in the Fund, without direction from the Company.
          (e)  No insurance company that may issue any
Contract or Contracts held in the Fund shall be deemed to be a party to this Agreement for any purpose, or to be respon-sible in any way for the validity of this Agreement or to have any liability under this Agreement other than as stated in each Contract that it may issue. Any insurance company may deal with the Trustee as sole owner of any Contract issued by it and held in the Fund, without inquiry as to the authority of the Trustee to act, and may accept and rely upon any written notice, instruction, direction, certificate or other communication from the Trustee believed by it to be genuine and to be signed by an officer of the Trustee and

       19.

shall incur no liability or responsibility for so doing. Any sums paid out by any insurance company under any of the terms of a Contract issued by it and held in the Fund either to the Trustee, or, in accordance with its direction, to any other person or persons designated as payees in such Contract shall be a full and complete discharge of the liability to pay such sums, and the insurance company shall have no obligation to look to the disposition of any sums so paid. No insurance company shall be required to look into the terms of this Agreement, to question any action of the Trustee or to see that any action of the Trustee is authorized by the terms of this Agreement.
          (f) Anything contained herein to the contrary notwithstanding, neither the Company nor the Trustee shall be liable for the refusal of any insurance company to issue or change any Contract or Contracts or to take any other action requested by the Trustee; nor for the form, genuineness, validity, sufficiency or effect of any Contract or Contracts held in the Fund; nor for the act of any person or persons that may render any such Contract or Contracts null and void; nor for the failure of any insurance company to pay the proceeds and avails of any such Contract or Contracts as and when the same shall become due and payable; nor for any delay in payment resulting from any provision contained in any such Contract or Contracts; nor for the fact that for any reason

       20.

whatsoever (other than their own negligence or willful misconduct) any Contract or Contracts shall lapse or otherwise become uncollectible.
          (g) After a Change In Control occurs, the Trustee may exercise any of the powers set forth in paragraphs (a) through (f) of this Article without direction from the Com-pany, including the power to purchase Contracts the rates of return and maturity dates of which may reasonably be expected to yield assets of the Fund sufficient to discharge all or a portion of the Company's obligations for retirement allow-ances under the Plans as set forth in the most recent infor-mation furnished to the Trustee by the Company prior to such Change In Control.
          SEVENTH: Taxes, Expenses and Compensation of Trustee. (a) The Company shall pay any federal, state, local or other taxes imposed or levied with respect to the corpus and/or income of the Fund or any part thereof under existing or future laws and, the Company in its discretion, or the Trustee, in its discretion, may contest the validity or amount of any tax, assessment, claim or demand respecting the Fund or any part thereof.
          (b) The Company shall pay to the Trustee from time to time such reasonable compensation for its services as trustee as shall be agreed upon by the Company and the Trustee. The Company shall also pay the reasonable and

       21.

necessary expenses incurred by the Trustee in the performance of its duties under the Agreement, including reasonable fees of counsel engaged by the Trustee pursuant to paragraph (b) of Article EIGHTH of this Agreement. Such compensation and expenses shall be charged against and paid from the Fund to the extent not paid by the Company.
          EIGHTH: General Duties of Trustee. (a) The Trustee shall discharge its duties under this Agreement solely in the interest of the beneficiaries of the Fund and
(i) for the exclusive purpose of providing benefits to such beneficiaries and defraying reasonable expenses of admini-stering the Fund; (ii) with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims; and (iii) by diversifying the investments of the Fund so as to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so.
          (b) The Trustee may consult with counsel, who may be counsel for the Company or for the Trustee in its indivi-dual capacity, and shall not be deemed imprudent by reason of its taking or refraining from taking any action in accordance with the opinion of counsel. The Trustee shall not be required to give any bond or any other security for the

       22.

faithful performance of its duties under this Agreement, except as required by law.
          (c) The Trustee shall be under no duties whatso-ever, except such duties as are specifically set forth as such in this Agreement, and no implied covenant or obligation shall be read into this Agreement against the Trustee. The Trustee shall not be compelled to take any action toward the execution or performance of the trust created hereunder or to prosecute or defend any suit or claim in respect thereof, unless indemnified to its satisfaction against loss, liability, and reasonable costs and expenses.
Notwithstanding anything herein to the contrary, in the event that the bank issuing a Letter of Credit shall fail or refuse to pay upon any draw thereunder, the Trustee will not be obligated to pursue any remedy against such issuing bank unless it shall have first received from the Company, the Participants or any of them security or indemnity to its satisfaction against the costs and expenses (including attorney's fees) which may be incurred therein or thereby. The Trustee shall be under no liability or obligation to anyone with respect to any failure on the part of the Company to perform any of its obligations under this Agreement.
          (d) The Company shall pay and shall protect, indemnify and save harmless the Trustee and its officers, directors or trustees, employees and agents from and against

       23.

any and all losses, liabilities (including liabilities for penalties), actions, suits, judgments, demands, damages, reasonable costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) of any nature arising from or relating to any action or failure to act by the Trustee, its officers, directors or trustees, employees and agents or the transactions contemplated by this Agree-ment, except to the extent that any such loss, liability, action, suit, demand, damage, cost or expense is the result of the negligence or willful misconduct of the Trustee, its officers, directors or trustees, employees or agents.
          NINTH: Accounts of Trustee. (a)(i) The Trustee shall keep accurate and detailed accounts of all its receipts, investments and disbursements under this Agreement. Such person or persons as the Company shall designate shall be allowed to inspect the books of account relating to the Fund upon request at any reasonable time during the business hours of the Trustee.
         (ii) Within 120 days after the close of each calendar year, the Trustee shall transmit to the Company, and certify the accuracy of, a written statement of the assets and liabilities of the Fund at the close of that year, showing the current value of each asset at that date, and a written account of all the Trustee's transactions relating to the Fund during the period from the last previous accounting

       24.

to the close of that year. (For the purposes of this paragraph, the date of the Trustee's resignation or removal as provided in Article ELEVENTH hereof shall be deemed to be the close of a calendar year.)
        (iii) Unless the Company shall have filed with the Trustee written exceptions or objections to any such statement and account within 60 days after receipt thereof, the Company shall be deemed to have approved such statement and account; and in such case or upon the written approval by the Company of any such statement and account, the Trustee shall be forever released and discharged with respect to all matters and things embraced in such statement and account as though it had been settled by decree of a court of competent jurisdiction in an action or proceeding to which the Company and all persons having any beneficial interest in the Fund were parties.
          (b) Nothing contained in this Agreement or in the Plans shall deprive the Trustee of the right to have a judi-cial settlement of its accounts. In any proceeding for a judicial settlement the Trustee's accounts or for instruc-tions in connection with the Fund, the only other necessary party thereto in addition to the Trustee shall be the Company. If the Trustee so elects, it may bring in as a party or parties defendant any other person or persons. No person interested in the Fund, other than the Company, shall

       25.

have a right to compel an accounting, judicial or otherwise, by the Trustee, and each such person shall be bound by all accounting by the Trustee to the Company, as herein provided, as if the account had been settled by decree of a court of competent jurisdiction in an action or proceeding to which such person was a party.
          TENTH: Administration of the Plans; Communica-tions. (a) The Company shall administer the Plans as pro-vided therein, and subject to paragraph (b) of Article THIRD hereof or subject to any delegation by the Company and assumption by the Trustee of the duties of administering the Plans, the Trustee shall not be responsible in any respect for administering the Plans nor shall the Trustee be responsible for the adequacy of the Fund to meet and dis-charge all payments and liabilities under the Plans. The Trustee shall be fully protected in relying upon any written notice, instruction, direction or other communication signed by an officer of the Company. The Company from time to time shall furnish the Trustee with the names and specimen signatures of the officers of the Company authorized to act or give directions hereunder and shall promptly notify the Trustee of the termination of office of any such officer of the Company and the appointment of a successor thereto.
Until notified to the contrary, the Trustee shall be fully

       26.

protected in relying upon the most recent list of the officers of the Company furnished to it by the Company.
          (b) Any action required by any provision of this Agreement to be taken by the Board of Directors of the Com-pany shall be evidenced by a resolution of the Board of Directors certified to the Trustee by the Secretary or an Assistant Secretary of the Company under its corporate seal, and the Trustee shall be fully protected in relying upon any resolution so certified to it. Unless other evidence with respect thereto has been specifically prescribed in this Agreement, any other action of the Company under any provi-sion of this Agreement, including any approval of or excep-tions to the Trustee's accounts, shall be evidenced by a certificate signed by an officer of the Company, and the Trustee shall be fully protected in relying upon such certificate. The Trustee may accept a certificate signed by an officer of the Company as proof of any fact or matter that it deems necessary or desirable to have established in the administration of the trust (unless other evidence of such fact or matter is expressly prescribed herein), and the Trustee shall be fully protected in relying upon the state-ments in the certificate.
          (c) The Trustee shall be entitled conclusively to rely upon any written notice, instruction, direction, certificate or other communication believed by it to be

<page. 27.

genuine and to be signed by the proper person or persons, and the Trustee shall be under no duty to make investigation or inquiry as to the truth or accuracy of any statement con-tained therein.
          (d) Until notice be given to the contrary, com-munications to the Trustee shall be sent to it at its office at 770 Broadway, New York, New York 10003-9548, Attention:
Department Manager, Employee Benefits Services; communica-tions to the Company shall be sent to it at its office at 48 Wall Street, New York, New York 10005, Attention: General Counsel.
          ELEVENTH:  Resignation or Removal of Trustee.
(a) The Trustee may resign at any time upon 60 days' written notice to the Company, or upon shorter notice if acceptable to the Company. The Company, by action of its Board of Directors, may remove the Trustee at any time upon 60 days' written notice to the Trustee, or upon shorter notice if acceptable to the Trustee. In the event it resigns or is removed, the Trustee shall have a right to have its accounts settled as provided in Article NINTH hereof.
          (b)  Upon the resignation or removal of the
Trustee, the Company, by action of its Board of Directors, shall appoint a successor trustee which shall be a bank as defined under the Investment Advisers Act of 1940, having a net worth in excess of $100,000,000 or having assets in

       28.

excess of $2,000,000,000, other than the Company or any corporation that, directly or through one or more inter-mediaries, controls, is controlled by or is under common control with the Company, to act hereunder after the effec-tive date of such removal or resignation. Each successor trustee shall have the powers and duties conferred upon the Trustee in this Agreement, and the term "Trustee" as used in this Agreement shall be deemed to include any successor trustee. Upon designation or appointment of a successor trustee, the Trustee shall transfer and deliver the Fund to the successor trustee, reserving such sums as the Trustee shall deem necessary to defray its expenses in settling its accounts, to pay any of its compensation due and unpaid and to discharge any obligation of the Fund for which the Trustee may be liable. If the sums so reserved are not sufficient for these purposes, the Trustee shall be entitled to recover the amount of any deficiency from either the Company or the successor trustee, or both. When the Fund shall have been transferred and delivered to the successor trustee and the accounts of the Trustee have been settled as provided in Article NINTH hereof, the Trustee shall be released and discharged from all further accountability or liability for the Fund and shall not be responsible in any way for the further disposition of the Fund or any part thereof.

       29.

          TWELFTH: Amendment of Agreement. (a) Subject to paragraph (b) of this Article TWELFTH, the Company expressly reserves the right at any time to amend this Agreement and the trust created thereby to any extent that it may deem advisable. No such amendment shall be made that affects the duties or responsibilities of the Trustee without its consent thereto in writing. Such amendment shall become effective upon delivery to the Trustee of a written instrument of amendment, duly executed and acknowledged by the Company and accompanied by a certified copy of a resolution of the Board of Directors of the Company authorizing such amendment.
          (b) Notwithstanding any other provisions of this Agreement, the provisions of this Agreement and the trust created thereby may not be amended after the date a Change In Control occurs without the written consent of two-thirds in number of the Covered Participants. The Trustee may request that the Company furnish evidence to establish that such a majority in number of such Covered Participants have granted written consent to such an amendment.
          THIRTEENTH: Prohibition of Diversion. (a) Except as provided in paragraph (b) below and in paragraphs (b) and (d) of Article THIRD, at no time prior to the satisfac-tion of all liabilities with respect to Covered Participants and their beneficiaries shall any part of the corpus and/or income of the Fund be used for, or diverted to, purposes

       30.

other than for the exclusive benefit of Covered Participants and their beneficiaries and the assets of the Fund shall never inure to the benefit of the Company and shall be held for the exclusive purposes of providing benefits to Covered Participants and their beneficiaries and defraying reasonable expenses of administering the Fund. Upon satisfaction of all liabilities with respect to Covered Participants and their beneficiaries under the Plans, this Agreement and the trust shall be terminated and the remaining assets of the Fund shall be distributed to the Company.
          (b) Notwithstanding any other provision of this Agreement to the contrary, the corpus and/or income of the Fund shall at all times be subject to the claims of creditors of the Company. In the event that (i) a final judicial determination is entered that the Company is unable to pay its debts as such debts mature or (ii) there shall have been filed by or against the Company in any court or other tri-bunal either of the United States or of any State or of any other authority now or hereafter exercising jurisdiction, a petition in bankruptcy or insolvency proceedings or for reorganization or for the appointment of a receiver or trustee of all or substantially all of the Company's property under the present or any future federal bankruptcy code or any other present or future applicable federal, state or other bankruptcy or insolvency statute or law, then the

       31.

Trustee shall not make payments from the Fund to any bene-ficiary, but under either of such circumstances, the Trustee shall deliver any property held in the Fund only as a court or other tribunal of competent jurisdiction may direct to satisfy the claims of the Company's creditors. The Board of Directors and the Chief Executive Officer of the Company shall furnish the Trustee with written notice of such final judicial determination or filing described herein.
          If the Trustee receives a written allegation from a person claiming to be a creditor of the Company that the Company is unable to pay its debts as they mature, the Trustee shall, within the 30-day period from the date of receipt of such allegation, determine whether the Company is in fact unable to pay its debts as they mature. During such period, the Trustee shall suspend all payments from the Fund. If the Trustee determines the Company is able to pay its debts as they mature, payments from the Fund will resume. Otherwise, the Trustee will deliver the assets of the Fund as a court or other tribunal of competent jurisdiction may direct to satisfy the claims of the Company's creditors, and, in the absence of such direction, the Trustee shall continue to suspend payments from the Fund.
          FOURTEENTH: Sufficiency of Fund. Notwithstanding any provision of this Agreement, the Company shall remain obligated to pay Participants the amounts due to them under

       32.

the Plans. If the assets of an Account are insufficient to fulfill the Company's obligations to a Covered Participant when due, then the Company shall pay to such Covered Par-ticipant (and his beneficiaries) the amount of such insufficiency.
          FIFTEENTH: Prohibition of Assignment of Interest. No interest, right or claim in or to any part of the Fund or any payment therefrom shall be assignable, transferable or subject to sale, mortgage, pledge, hypothecation, commuta-tion, anticipation, garnishment, attachment, execution or levy of any kind, and the Trustee shall not recognize any attempt to assign, transfer, sell, mortgage, pledge, hypo-thecate, commute or anticipate the same, except to the extent required by law.
          SIXTEENTH: Affiliates. Prior to a Change in Control, any corporation that, directly or through one or more intermediaries, controls, is controlled by or is under common control with the Company may adopt and become a party to this Agreement by delivering to the Trustee an instrument in writing, duly executed and acknowledged, adopting and assuming jointly and severally the obligations of the Company under this Agreement and constituting and appointing the Company to be the agent and attorney in fact of such corporation for the purposes of giving or receiving notices, instructions, directions and other communications to or from

       33.

the Trustee and approving the accounts of the Trustee, accom-panied by duly certified copies of resolutions of the Board of Directors of such corporation adopting the Agreement and approving and authorizing execution, acknowledgment and delivery of such instrument and a duly certified copy of a resolution of the Board of Directors of the Company approving and consenting to the same.
          SEVENTEENTH: Miscellaneous. (a) This Agreement shall be interpreted, construed and enforced, and the trust hereby created shall be administered, in accordance with the laws of the United States and of the State of New York.
          (b) The titles to Articles of this Agreement are placed herein for convenience of reference only, and the Agreement is not to be construed by reference thereto.
          (c) This Agreement shall bind and inure to the benefit of the successors and assigns of the Company and the Trustee, respectively, and the Covered Participants and their beneficiaries under the Plans.
          (d) This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original but all of which together shall constitute but one instrument, which may be sufficiently evidenced by any counterpart.
          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their respective names by

       34.

their duly authorized officers under their corporate seals as of the day and year first above written.
                         THE BANK OF NEW YORK COMPANY, INC.


                         By  \s\ Charles E. Rappold II
                            ----------------------
                            Chief Legal Officer and Secretary

ATTEST:
\s\ Jacqueline R. McSwiggan



                         UNITED STATES TRUST COMPANY
                           OF NEW YORK




                         By \s\ Martha Dolan
                            --------------------
                                   Vice President
ATTEST:

William H. Schroeder
Senior Vice President

       35.


STATE OF NEW YORK   )
                    :    SS.:
COUNTY OF NEW YORK  )


               On this 16th day of November , 1993,
before me personally came Charles Rappold, to me known, who, being by me duly sworn, did depose and say that he resides at 1050 Rahway Rd, Plainfield NJ., and that he is CLO and Secretary of THE BANK OF NEW YORK COMPANY, INC., one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation; and that he signed his name thereto by like order.



                     \s\ Nicholas B. Simonetta




STATE OF NEW YORK   )
                    :    SS.:
COUNTY OF NEW YORK  )


               On this 17th day of November, 1993,
before me personally came Martha Dolan, to me known, who, being by me duly sworn, did depose and say that she resides at 7 Tree Farm Road, Monmouth JCT, NJ, and that she is a Vice President of UNITED STATES TRUST COM-PANY OF NEW YORK, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Trustees of said corporation; and that he signed his name thereto by like order.

                                 \s\ Stuart Omansky


       36.

                           EXHIBIT I


1.   The Bank of New York Company, Inc. Excess Benefit Plan

2.   The Bank of New York Company, Inc. Supplemental
     Executive Retirement Plan

3.   Agreements between The Bank of New York Company, Inc.
     and the following persons:

          Individual                    Date of Agreement

     Samuel F. Chevalier                July 9, 1991
     Richard D. Field                   July 9, 1991
     Alan R. Griffith                   July 9, 1991
     Richard A. Pace                    July 9, 1991
     Thomas A. Renyi                    July 9, 1991
     Robert J. Mueller                  January 10, 1993

                         EXHIBIT II
           [FORM OF IRREVOCABLE LETTER OF CREDIT]



                                                  [Date]



United States Trust Company of New York,
  as Trustee
770 Broadway
New York, New York  10003-9548

Attention:  [              ]


Dear Sirs:
          At the request and for the account of The Bank of New York Company, Inc., we hereby establish in your favor (and in favor of your successors, the terms "you" and "yours" referring to you and any successor), as Trustee under the Trust Agreement between The Bank of New York Company, Inc. and United States Trust Company of New York, dated as of __________, 1993 (the "Trust Agreement"), this Irrevocable Letter of Credit No. _________ in the amount of U.S. $_______. This Letter of Credit is effective immediately and shall expire at the close of banking business at our office
at [address] on [        ], 1994, unless terminated earlier
or extended in either case in accordance with the provisions hereof. The amount of this Letter of Credit will be reduced from time to time as hereinafter provided.
          Funds under this Letter of Credit are available to you in immediately available funds upon presentation of your sight draft in the form of Exhibit A-1 hereto appropriately completed.

       38.

          The amount available under this Letter of Credit shall be automatically reduced by the amount of each draft paid hereunder (effective on the date of payment of such draft). In addition, upon presentation by you of a certificate in the form of Exhibit B-1 hereto appropriately completed, the amount available under this Letter of Credit shall be automatically reduced by the amount stated in such certificate.
          Presentation of drafts and certificates hereunder shall be made at our office at [address], Attention:
___________________, or at any other office in the City and State of New York which may be designated by us by written notice delivered to you.
          Upon the earlier to occur of any one of the following events: (i) the surrender to us by you of this Letter of Credit for cancellation and (ii) the expiration date stated in the initial paragraph hereof, this Letter of Credit shall automatically expire.
          Communications with respect to this Letter of Credit shall be delivered to us by registered mail, return receipt requested (except that drafts and certificates shall be presented by hand delivery), addressed to us at [address],
Attention: _______________, specifically referring to the number of this Letter of Credit.

       39.

          We hereby agree that drafts drawn and presented in compliance with this Letter of Credit and accompanied by the documents required hereby will be paid in accordance with the terms hereof.
          It is a condition of this Letter of Credit that it will be automatically extended for periods of one year from the then relevant expiry date, unless sixty (60) days prior to that relevant expiry date we notify you by registered mail, return receipt requested, that we elect not to extend this Letter of Credit for any additional period, provided, however, that under no circumstances will this Letter of
Credit be renewed or extended beyond [          ].
          We hereby agree that all notices to you under this Letter of Credit will be sent to you by registered mail, return receipt requested, at 770 Broadway, New York, New York 10003-9548, Attention: Department Manager, Employee Benefits Services, or such other address as from time to time specified by you in writing.
          This Letter of Credit shall be governed by, and construed in accordance with, the terms of the Uniform Customs and Practices for Documentary Credits (1983 Revision), International Chamber of Commerce, Publication
No. 400 (the "UCP"). This Letter of Credit shall be deemed to be issued under the laws of the State of New York (including the Uniform Commercial Code as in effect in said

       40.

State), and, as to matters not governed by the UCP, shall be governed by, and construed in accordance with, the laws of the State of New York.
                              Very truly yours,
                              [Name of Bank]

                              By ___________________________
                                        Vice President

                         EXHIBIT A-1
                         SIGHT DRAFT


                                             [Date]



          For Value Received, pay on demand (by wire transfer in same day funds) to Account No. [insert number of account to which payment is to be made and name and address of bank]
________ United States Dollars ($__________).
          Charge to Account of [name of account party]
Irrevocable Letter of Credit No. ___________.

TO:  [Name of Bank]
     [Address]
     Attention:  _________________,
                 Letter of Credit Operations



                              UNITED STATES TRUST COMPANY
                                OF NEW YORK



                              By ____________________________
                                 Title:

       42.


                         EXHIBIT B-1
                    REQUEST FOR REDUCTION



                                                  [Date]



[Name of Bank]
[Address]

Attention:  ____________________,
            Letter of Credit Operations


               Irrevocable Letter of Credit No.


Gentlemen:
          In accordance with the above-captioned Letter of Credit, each of the undersigned hereby requests that the amount available to be drawn by the beneficiary under said
Letter of Credit be reduced by $__________ upon receipt by you of this certificate.
                         THE BANK OF NEW YORK COMPANY, INC.

                         By ________________________________
                            Title:


                         UNITED STATES TRUST COMPANY
                           OF NEW YORK



                         By _________________________________
                            Title: